Exhibit 99 (a)



                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                                 NBC BANK CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints James D. Cook and Kenneth Oliver, Jr. and each of them proxies, with full power of substitution to vote for the undersigned all shares of the common stock of NBC Bank Corp. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on Thursday, June 24, 1999, at 3:00 P.M., and at any adjournment or adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting upon the following matters as indicated below, and otherwise to vote in their discretion:


(1) PROPOSAL TO APPROVE THE MERGER OF THE COMPANY WITH AND INTO SIMMONS FIRST NATIONAL CORPORATION: (mark only one box)

                                            [   ]  FOR
                                            [   ]  AGAINST
                                            [   ]  ABSTAIN

(2) PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO ADOPT THE ARKANSAS BUSINESS CORPORATION ACT OF 1987 AS THE CORPORATE LAW TO GOVERN THE AFFAIRS OF THE COMPANY: (This proposal may only be adopted if Proposal
         (1) above is also adopted.) (Mark only one box)

                                            [   ]  FOR
                                            [   ]  AGAINST
                                            [   ]  ABSTAIN

(3) Upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) and (2).

         The undersigned acknowledge(s) receipt with this proxy of a copy of the Notice of Special Meeting and Proxy Statement.

Dated: _________________, 1999.             __________________________________

                                            -----------------------------------
                                              Signature(s) of Shareholders(s)

     IMPORTANT: Please date this proxy and sign your name exactly as your name appears. If stock is held jointly, both should sign. Persons signing in a representative or fiduciary capacity (executors, administrators, trustees, guardians, etc.) should so indicate, giving full title.

PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED.